Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 23, 2021, in the Registration Statement (Form S-1) and related Prospectus of Zymergen Inc.

/s/ Ernst & Young LLP

Redwood City, California
March 23, 2021